Exhibit 23.4
URISH POPECK & CO., LLC
Accountants and Consultants
Chartwell International, Inc.
Morristown, New Jersey
We hereby consent to the use in the Registration Statement on Form S8-2, Pre-Effective Amendment No. 1, of Chartwell International, Inc. of our report dated August 3, 2006 (except for Note 10 as to which the date is August 29, 2006), relating to the consolidated financial statements and schedules, for the eleven-month period ended June 30, 2006.
/s/ Urish Popeck & Co., LLC

Urish Popeck & Co., LLC
Pittsburgh, PA,
February 27, 2007